                                                                    EXHIBIT 99.7

                           Filed by: Dorchester Hugoton, Ltd.
                           Pursuant to Rule 425 under the Securities Act of 1933 Commission File No. 000-10697
                           Subject Company: Dorchester Hugoton, Ltd.

     The following is the text of Item 5 of the Form 8-K of Dorchester Hugoton, Ltd. dated December 2, 2001, as filed with the Securities and Exchange Commission on December 4, 2001.

     Dorchester Hugoton, Ltd., Republic Royalty Company and Spinnaker Royalty Company, L.P. have entered into an agreement amending the date set in their letter of intent for completion of the definitive agreement from December 4, 2001 to December 13, 2001. A copy of the amendment is filed as Exhibit 2.1 hereto and incorporated by reference in response to this Item.

     THE FOREGOING DOES NOT CONSTITUTE AN OFFER TO BUY, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES. THE SECURITIES TO BE OFFERED IN CONNECTION WITH THE PROPOSED TRANSACTION WILL BE OFFERED ONLY PURSUANT TO A PROSPECTUS/PROXY STATEMENT INCLUDED IN A REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     ALL DORCHESTER HUGOTON UNITHOLDERS ARE ADVISED TO READ, WHEN AVAILABLE, THE PROSPECTUS/PROXY STATEMENT TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND THE RELATED SOLICITATION/RECOMMENDATIONS THAT WILL BE PROVIDED TO EACH UNITHOLDER REQUESTING SUCH UNITHOLDER'S VOTE, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. A COPY OF THE PROSPECTUS/PROXY STATEMENT AND RELATED SOLICITATION/RECOMMENDATIONS, WHEN FINALIZED, WILL BE MAILED TO DORCHESTER HUGOTON UNITHOLDERS AND WILL BE AVAILABLE FROM DORCHESTER HUGOTON ON REQUEST. THE PROSPECTUS/PROXY STATEMENT AND RELATED SOLICITATION/RECOMMENDATIONS WILL ALSO BE AVAILABLE ON THE INTERNET AT THE SECURITIES AND EXCHANGE COMMISSION'S WORLD WIDE WEB SITE AT HTTP://WWW.SEC.GOV.

     Dorchester Hugoton and its General Partners, and their respective directors and/or officers, as applicable, may be deemed under the Rules of the Securities and Exchange Commission to be "participants in the solicitation" of proxies from the security holders of Dorchester Hugoton in favor of the transaction. SECURITY HOLDERS OF DORCHESTER HUGOTON MAY OBTAIN INFORMATION REGARDING THE INTERESTS OF THE "PARTICIPANTS IN THE SOLICITATION" BY READING THE PROSPECTUS/PROXY STATEMENT RELATING TO THE TRANSACTION WHEN IT BECOMES AVAILABLE.

     The following is the text of the Second Amendment to the Letter of Intent, Dated December 2, 2001 and filed with the Securities and Exchange Commission on December 4, 2001 as an exhibit to Form 8-K.

     THE FOLLOWING DOCUMENT DOES NOT CONSTITUTE AN OFFER TO BUY, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES. THE SECURITIES TO BE OFFERED IN CONNECTION WITH THE PROPOSED TRANSACTION WILL BE OFFERED ONLY PURSUANT TO A PROSPECTUS/PROXY STATEMENT INCLUDED IN A REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     ALL DORCHESTER HUGOTON UNITHOLDERS ARE ADVISED TO READ, WHEN AVAILABLE, THE PROSPECTUS/PROXY STATEMENT TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND THE RELATED SOLICITATION/RECOMMENDATIONS THAT WILL BE PROVIDED TO EACH UNITHOLDER REQUESTING SUCH UNITHOLDER'S VOTE, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. A COPY OF THE PROSPECTUS/PROXY STATEMENT AND RELATED SOLICITATION/RECOMMENDATIONS, WHEN FINALIZED, WILL BE MAILED TO DORCHESTER HUGOTON UNITHOLDERS AND WILL BE AVAILABLE FROM DORCHESTER HUGOTON ON REQUEST. THE PROSPECTUS/PROXY STATEMENT AND RELATED SOLICITATION/RECOMMENDATIONS WILL ALSO BE AVAILABLE ON THE INTERNET AT THE SECURITIES AND EXCHANGE COMMISSION'S WORLD WIDE WEB SITE AT HTTP://WWW.SEC.GOV.

     Dorchester Hugoton and its General Partners, and their respective directors and/or officers, as applicable, may be deemed under the Rules of the Securities and Exchange Commission to be "participants in the solicitation" of proxies from the security holders of Dorchester Hugoton in favor of the transaction. SECURITY HOLDERS OF DORCHESTER HUGOTON MAY OBTAIN INFORMATION REGARDING THE INTERESTS OF THE "PARTICIPANTS IN THE SOLICITATION" BY READING THE PROSPECTUS/PROXY STATEMENT RELATING TO THE TRANSACTION WHEN IT BECOMES AVAILABLE.

                      SECOND AMENDMENT TO LETTER OF INTENT

     On July 31, 2001, Dorchester Hugoton, Ltd., a Texas limited partnership, Republic Royalty Company, a Texas general partnership and Spinnaker Royalty Company, L.P., a Texas limited partnership entered into a Letter of Intent with respect to the formation of a new publicly traded limited partnership, which was amended by a First Amendment to Letter of Intent dated October 25, 2001 (as so amended, the "Letter of Intent").

     The parties hereto agree that the date specified in paragraph E.5 of the Letter of Intent is hereby changed from "December 4, 2001" to "December 13, 2001".

     All other terms and conditions of the Letter of Intent shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned parties have executed this Letter of Intent on this 2nd day of December, 2001.

DORCHESTER HUGOTON, LTD.

By:      James E. Raley, Inc., General Partner

         By: /s/ James E. Raley
            -----------------------------------------
                  James E. Raley, President


REPUBLIC ROYALTY COMPANY

By:      SAM Partners, Ltd., General Partner

By:      SAM Partners, Inc., General Partner

         By: /s/ H.C. Allen, Jr.
            -----------------------------------------
                  H.C. Allen, Jr., Secretary

By:      Vaughn Petroleum, Ltd., General Partner

By:      VPL(GP), LLC, General Partner

         By: /s/ Benny D. Duncan
            -----------------------------------------
                  Benny D. Duncan, Manager

SPINNAKER ROYALTY COMPANY, L.P.

By:      Smith Allen Oil & Gas, Inc., General Partner

         By: /s/ William Casey McManemin
            -----------------------------------------
              William Casey McManemin, Vice President



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